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                                EXHIBIT 21.1
                                ------------
                     THE PMI GROUP, INC. - SUBSIDIARIES

                               Name Under Which
                               Subsidiary Does          Jurisdiction of
Subsidiary Name              Business (If Different)     Incorporation
---------------              -----------------------    ---------------

PMI Mortgage Insurance Co.                                  Arizona
Residential Guaranty Co.                                    Arizona
American Pioneer Title
  Insurance Company            Chelsea Title Company        Florida

PMI Mortgage Services Co.                                   California
PMI Capital I                                               Delaware
PMI Mortgage Guaranty Co.                                   Arizona
PMI Securities Co.                                          Delaware
Residential Insurance Co.                                   Arizona
CLM Technologies, Ltd.                                      California
PMI Capital Corporation                                     Delaware
TPG Segregated Portfolio Company                            Cayman Islands
TPG Insurance Co.                                           Vermont
PMI PAC                                                     Arizona